UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 31, 2012

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

Volt Information Sciences, Inc. (the “Company”) has entered into Amendment No. 9, dated as of August 31, 2012, to its Amended and Restated Receivables Purchase Agreement, dated as of June 3, 2008 (the “Purchase Agreement”), pursuant to which the requirement under the Company’s accounts receivable securitization program that the Company provide audited financial statements for its fiscal 2011, 2010 and 2009 years by September 15, 2012, has been extended to December 14, 2012.  In addition, the liquidity facility supporting the Company’s accounts receivable securitization program has also been extended from September 15, 2012 to December 14, 2012.  No amendments were required to any of the Company’s or any subsidiary’s other credit facilities, including the Company’s $42 million bank credit agreement.

The foregoing summary of Amendment No. 9 to the Purchase Agreement is qualified in its entirety by reference to the full text of Amendment No. 9 to the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1(a), and is incorporated herein by reference.

Item 7.01.       Regulation FD Disclosure.

On September 4, 2012, the Company issued a press release concerning the amendments to the Purchase Agreement and the liquidity facility supporting the Company’s accounts receivable securitization program.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 and Exhibit 99.1 herein are being furnished, and shall not be deemed “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.       Financial Statements and Exhibits.

(d)    Exhibits:

4.1(a)         Amendment No. 9, dated as of August 31, 2012, to the Amended and Restated Receivables Purchase Agreement, dated as of June 3, 2008.

99.1           Press release dated September 4, 2012.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date:	September 7, 2012	By:	/s/ James Whitney Mayhew
James Whitney Mayhew, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

4.1(a)	Amendment No. 9, dated as of August 31, 2012, to the Amended and Restated Receivables Purchase Agreement, dated as of June 3, 2008.

99.1	Press release dated September 4, 2012